CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH "[***]". SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC as agent for the Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number [***]
Date 5 March 2024

Your successful purchase in Contemporary Curated
Sale N11422 - 1 March 2024

Congratulations on your recent purchase. We are pleased to provide the information necessary for finalizing your transaction.

- Invoice for $266,700.00

  Your payment is due 29 June 2024. Your invoice gives instructions on how to pay.

- Shipping Quote

  We will provide you with a quote for the cost of shipping your property within the next ten days. If you would prefer to collect your property or arrange your own shipping, please refer to our Property Collection information at www.sothebys.com/pickup.

- Lot image & details

Register on Sothebys.com today

Activate your online account to view invoices, statements, manage bids, bid online and check payment statuses.

To activate your account, email enquiries@sothebys.com.

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC as agent for the Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Invoice number	[***]
Date	5 March 2024
Sotheby's, Inc. Lic. No.	[***]
Sale currency	USD

Invoice for Contemporary Curated
Sale N11422 - 1 March 2024

LOT 9 - Lynne Drexler, Flowered Profusion

Lot location	York Avenue
Hammer price	$210,000.00
Buyer's premium	$54,600.00
Overhead premium	$2,100.00
Sales tax *0% of hammer price, buyer's premium & overhead premium*	$0.00
Shipping to: 111 Alan Drive NEWARK DE 19711-8028 US	
Lot total	$266,700.00

Invoice total	$266,700.00

- Payment of $266,700.00 is due on 29 June 2024

We can only accept payment from the buyer named on this invoice.

Wire transfers

- [***]

Account name	[***]
Account number	[***]
ABA routing number	[***]
SWIFT code [***]	

Please include your name, your account number ([***]) and invoice number ([***])

Pay Online at:
www.sothebys.com/my-account

China UnionPay clients can request a payment link from uspostsaleservices@sothebys.com. Please include Invoice Number in the subject line.

Late payment liable to interest

For assistance, please contact
Post Sale Services
E uspostsaleservices@sothebys.com

Sales tax is based on the shipping location for each item.

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Terms of sale

All of the property sold to and purchased by the invoiced party as purchaser is subject to the Conditions of Sale and Terms of Guarantee, if any, printed in the catalogue for the sale. The invoiced amount includes the buyer's premium and overhead premium in effect on the date of the sale, which are both added to the hammer price for each lot as part of the total purchase price.

Payment

Payment is due immediately after the sale. It is Sotheby's policy to accept payment only from the buyer named on the invoice. We reserve the right to decline payments received from anyone other than the invoiced party. Payment can be made by the following methods:

- Sotheby's accepts payment by credit card for Visa, MasterCard, and American Express only. China Union Pay may be available for certain sales. Please note that we assess a 2.5% surcharge on all credit card transactions. This surcharge does not exceed the amount that Sotheby's is charged for payment processing. Credit/debit card payments may not exceed $200,000 per sale. Payment by credit/debit card may be made online at https://www.sothebys.com/my-account/invoices/
- Via Sotheby's mobile app
- Wire/ Bank transfer in US Dollars
- Personal checks drawn in US Dollars (made payable to Sotheby's) Certified, banker's draft and cashier's checks with a face amount over $10,000 drawn in USD

Whilst personal and company checks (drawn in US Dollars) are accepted, property will not be released until such checks have cleared, unless you have a pre-arranged check acceptance agreement (the application form is available from Post Sale Services). It is against Sotheby's general policy to accept payments in the form of cash and cash equivalents as defined under applicable law.

Wire transfers should be sent to:

[***]

Account name	[***]
Account number	[***]
ABA routing number	[***]
SWIFT code	[***]

Please instruct your bank to include your name, Sotheby's account number and invoice number

Sales and use tax

New York sales tax is charged on the hammer price, buyer's premium, overhead premium and any other applicable charges on any property picked up or delivered in New York State, regardless of the state or country where the purchaser resides or does business. Purchasers who wish to use their own shipper who is not a considered a "common carrier" by the New York Department of Taxation and Finance will be charged New York sales tax on the entire charge regardless of the destination of the property. Please refer to "Information on Sales and Use Tax Related to Purchases at Auction" in the back of the catalogue.

Liability for loss or damage

Unless otherwise agreed by Sotheby's, all purchased property must be removed from our premises by the purchaser at his expense no later than 30 calendar days following the sale of the property. Buyers at auction are reminded that under Sotheby's Conditions of Sale Sotheby's liability for loss or damage for uncollected property ceases 30 calendar days after the date of the auction.

Sotheby's Financial Services

Treasure the art, unlock the value. Find out more about financing alternatives that may be available for you with Sotheby's Financial Services at services@sothebysfinancial.com or https://www.sothebys.com/sfs

Request for identification

Sotheby's requires all clients to present government-issued identification to confirm their identity. Individual clients are requested to provide a copy of a passport, driver's license or other government-issued identification card containing a photograph and address. Corporate clients are requested to provide a copy of a Certificate of Incorporation or other government-issued document indicating the bona fide existence of the corporation, as well as proof of the individual's authority to act on behalf of the corporation. If you have any questions about the appropriate type of identification document, please contact Post Sale Services.

Shipping services

Sotheby's offers a comprehensive shipping service. If you received a shipping quote or have any questions about the services we offer, please contact Post Sale Services.

Exporting property

The export of certain property from the US or import into any other country may be subject to one or more export or import requirements or restrictions. It is the buyer's sole responsibility to obtain any necessary export, import, firearm, endangered species or other permits or licenses. The denial of any license or delay in obtaining such license shall not justify cancellation or rescission of the sale or any delay in payment.

If you require any further information about the export of your property, please contact Post Sale Services.

Collection

In order to collect your property the following is required:

- Your payment in full (including any interest, handling and storage charges due) must be received and cleared.
- The person collecting must present valid identification as noted in "Request for identification".
- You must provide written authorization for anyone collecting on your behalf. Please include the person's full name and the property to be collected.

Late Collection Fees

Unless otherwise agreed by Sotheby#s, all purchased lotsthat have not been collected within 30 calendar days (or 60 calendar days if the buyeris a Sotheby#s Preferred member)from the date of the auction will be subject to late collection fees, comprising of a one-time handling fee and a daily late collection fee at the following rates:

- small items up to and including 60 inches in size: one-time handling fee of $150 per lot, plus a late collection fees of $6 per day per lot;
- large items greater than 60 inches in size: one-time handling fee of $200 per lot, plus a late collection fee of $10 per day per lot;

up to a maximum aggregate handling fee of $500 per sale for all item sizes.

All charges are payable to Sotheby's at our Post Sale Services Group in New York.

Late collection fees will cease for purchased lots which are shipped through Sotheby's from the date on which we have received a signed quote acceptance from you.

Contact information

Post Sale Services (Mon - Fri 9am to 5pm)

E uspostsaleservices@sothebys.com

Sotheby's EST. 1744

1334 York Avenue
New York NY 10021
+1 212 606 7000
www.sothebys.com

Masterworks Gallery, LLC as agent for the Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
225 Liberty Street
Floor 29
NEW YORK NY 10281-2699
USA

Account number	[***]
Date	5 March 2024
Sale currency	USD

Lot image & details

Please keep this for your records

Lynne Drexler, Flowered Profusion

Sale	Contemporary Curated
Sale number & date	N11422 - 1 March 2024
Lot number	9
Shipping Dimensions (L x W x H)	38.00 x 1.50 x 30.00 IN
Purchase Price (excluding any taxes)	$266,700.00